UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                         □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                                  □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter 2020 results was made August 4, 2020 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2020 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

August 5, 2020	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2020 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Second Quarter 2020 Results

Redmond, WA -- August 4, 2020 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security deployment solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights

•       Net sales of $4.7 million; bookings of $5.0 million

•       Gross margin as a percentage of sales of 52.4%

•       Net loss of ($1,057,000) or ($0.13) per share

•       Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of ($231,000)

•       Cash & Equivalents of $13.3 million; no debt

•       Automotive electronics, advanced programming and secure provisioning leadership

o   Automotive Electronics represented approximately 50% of second quarter 2020 bookings

o   Wins in UFS infotainment, vehicle electrification, and competitive replacement within the automotive sector

o   Win at Asia-based IoT manufacturer for multiple PSV family systems

o   300th PSV family system deployed

o   Shipments began for the SentriX® supported PSoC 64 Standard Secure Amazon Web Services (AWS) microcontroller (MCU)

*EBITDA and Adjusted EBITDA are non-GAAP financial measures.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the second quarter ended June 30, 2020, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “In a COVID-19 pandemic-stricken world, we are grateful for the health of our staff, customers, partners, stakeholders and families, and appreciate the sacrifices made by healthcare responders around the world.  Under the circumstances during the better part of the past six months, global commerce has been anything but predictable.  Expectations in general have been reduced, and our performance in the second quarter reflected these business conditions.

“For Data I/O, our second quarter revenues of $4.7 million were modestly under the $4.8 million recorded in the first quarter.  Second quarter bookings improved to $5.0 million from $4.3M in the first quarter.  Backlog strengthened at June 30 to $2.8 million from $2.3 million at March 31.

“During the second quarter, global COVID-19 negatively affected many of our customers and our business.  We saw many automotive manufacturing facilities temporarily closing.  In turn, this delayed equipment and consumable purchases. Within automotive, the market for electric vehicles has been emerging to complement our strength in ADAS and infotainment segments. In the second quarter, we shipped a PSV7000 unit for use in a major European OEM’s electrification program, and we are actively pursuing more opportunities in this area.  We also had other competitive automotive wins in Asia and Latin America. While the traditional automotive capital equipment market has been challenging, we experienced pockets of strength within the broader industrial/IoT electronics market as well as from other sectors. We gained a significant new IoT customer in Asia in the second quarter.  We are pleased to have reached the milestone of deploying our 300th PSV unit during the second quarter.

“SentriX saw continued progress with our channel partners in the second quarter. Through a programming center partner, we won a significant opportunity in utilities/smart metering.   Cypress, an Infineon Technologies company, announced in July the production availability of its PSoC 64 Standard Secure Amazon Web Services (AWS) microcontroller (MCU).  The MCU provides secure IoT device management that enables OEMs to safely deploy applications and handle data at scale.  These are important highlights of our SentriX ecosystems’ growing presence.

“The basic tenets of our success have been and will continue to be rooted in our technology and prudent financial planning with realistic expectations.  Data I/O has built a sustainable and resilient business to withstand down periods such as the one we are in and then to flourish from our proven operational leverage as conditions improve.  The last market cycle upswing for Data I/O was based on our capital equipment and consumable business lines, whereas the next cycle upswing should benefit from our SentriX platform.  At the end of the second quarter, we had $13.3 million in cash and no debt.  This provides us with ample liquidity so that we may be flexible in these challenging times and remain committed to our long-term growth objectives.”

Financial Results

Net sales in the second quarter of 2020 were $4.7 million, as compared with $5.8 million in the second quarter of 2019.  The year-over-year decline in sales reflects the cyclical downtrend in the industry and the broadening impact of the COVID-19 pandemic, with particular emphasis on the automotive market.

For the 2020 second quarter, gross margin as a percentage of sales was 52.4%, as compared to 61.4% in the second quarter of 2019.  The 2020 second quarter gross margin was primarily impacted by fixed costs being spread over lower revenue and a less favorable revenue mix due to reduced levels of consumable sales resulting from limited activities among automotive customers with many temporary closures and reductions due to COVID-19.

Total operating expenses in the second quarter of 2020 were $3.3 million, down from $3.5 million in the 2019 period.  Data I/O continues to invest in research and development and SentriX, while emphasizing ongoing expense management practices.  The second quarter of 2020 marks two consecutive quarters in which operating expenses have been reduced.

An operating loss of ($878,000) for the second quarter of 2020 compares to operating income of $75,000 for the second quarter of 2019.  Net loss in the second quarter of 2020 was ($1,057,000), or ($0.13) per share, compared with net income of $127,000, or $0.02 per diluted share, for the second quarter of 2019.  Included in net income are foreign currency transaction gains/(loss) of ($83,000) for the 2020 period and $69,000 for the second quarter of 2019.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was ($712,000) in the second quarter of 2020, compared to EBITDA of $364,000 in the second quarter of 2019.  Adjusted EBITDA, excluding equity compensation, was ($231,000) in the second quarter of 2020, compared to adjusted EBITDA of $728,000 in the second quarter of 2019.

Bookings in the second quarter of 2020 were $5.0 million, compared to $4.3 million in the first quarter of 2020 and $5.1 million in the second quarter of 2019.  Backlog at June 30, 2020 was $2.8 million, as compared with $2.3 million at March 31, 2020.

Data I/O’s financial condition remains strong with cash of $13.3 million at June 30, 2020, as compared with $13.8 million at March 31, 2020 and $13.9 million at December 31, 2019.  The Company had net working capital of $18.0 million at June 30, 2020, a slight reduction from $18.4 million at March 31, 2020. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the second quarter ended June 30, 2020 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10146518.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from COVID-19, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net Sales	$4,655	$5,834	$9,440	$11,892
Cost of goods sold	2,216	2,250	4,217	4,623
Gross margin	2,439	3,584	5,223	7,269
Operating expenses:
Research and development	1,614	1,680	3,196	3,361
Selling, general and administrative	1,703	1,829	3,514	3,803
Total operating expenses	3,317	3,509	6,710	7,164
Operating income (loss)	(878)	75	(1,487)	105
Non-operating income:
Interest income	1	10	9	22
Gain on sale of assets	-	-	-	60
Foreign currency transaction gain (loss)	(83)	69	(31)	(36)
Total non-operating income (loss)	(82)	79	(22)	46
Income (loss) before income taxes	(960)	154	(1,509)	151
Income tax (expense) benefit	(97)	(27)	(102)	2
Net income (loss)	($1,057)	$127	($1,611)	$153

Basic earnings (loss) per share	($0.13)	$0.02	($0.19)	$0.02
Diluted earnings (loss) per share	($0.13)	$0.02	($0.19)	$0.02
Weighted-average basic shares	8,302	8,257	8,261	8,280
Weighted-average diluted shares	8,302	8,332	8,261	8,375

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	June 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,273	$13,936
Trade accounts receivable, net of allowance for
doubtful accounts of $73 and $80, respectively	2,840	4,099
Inventories	4,731	5,020
Other current assets	2,000	924
TOTAL CURRENT ASSETS	22,844	23,979

Property, plant and equipment – net	1,602	1,668
Income tax receivable	-	640
Other assets	1,717	1,994
TOTAL ASSETS	$26,163	$28,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$908	$1,151
Accrued compensation	1,304	1,541
Deferred revenue	1,334	1,387
Other accrued liabilities	1,259	1,372
Income taxes payable	64	31
TOTAL CURRENT LIABILITIES	4,869	5,482

Operating lease liabilities	834	1,178
Long-term other payables	150	91

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,390,943 shares as of June 30,
2020 and 8,212,748 shares as of December 31, 2019	19,319	18,748
Accumulated earnings	897	2,508
Accumulated other comprehensive income	94	274
TOTAL STOCKHOLDERS’ EQUITY	20,310	21,530
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,163	$28,281

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(in thousands)
Net Income (loss)	($1,057)	$127	($1,611)	$153
Interest (income)	(1)	(10)	(9)	(22)
Taxes	97	27	102	(2)
Depreciation and amortization	249	220	447	424
EBITDA earnings (loss)	($712)	$364	($1,071)	$553

Equity compensation	481	364	730	651
Adjusted EBITDA earnings (loss),
excluding equity compensation	($231)	$728	($341)	$1,204